UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 28, 2011
VERSANT CORPORATION
(Exact name of Registrant as Specified in its Charter)

California	000-28540	94-3079392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
255 Shoreline Drive, Suite 450, Redwood City, California 94065
(Address of Principal Executive Offices, including Zip Code)
(650) 232-2400
(Registrant's Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

⁭☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
⁭☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
⁭☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
⁭☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02 Results of Operations and Financial Condition

On December 1, 2011, Versant Corporation (“Versant”) issued a press release announcing its preliminary financial results for its fourth fiscal quarter and its fiscal year ended October 31, 2011. A copy of that press release is attached to this Report as Exhibit 99.01 hereto.

The information contained in Item 2.02 of this Report and in the press release attached as Exhibit 99.01 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except to the extent that it is expressly stated to be incorporated by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On November 28, 2011, Jochen Witte informed Versant's Board that he resigned as a member of the Board of Directors, effective at the close of business on that date.

(d)    On November 28, 2011, Versant's Board of Directors elected Dr. Robert F. Brammer to the Versant Board of Directors. Dr. Brammer is the President and CEO of Brammer Technology, LLC, a consulting firm. From July 2004 to July 2011, Dr. Brammer was employed by Northrop Grumman Information Systems, a division of Northrop Grumman Corporation that provides advanced information enterprise solutions to government and civilian customers, where he most recently served as Vice-President for Advanced Technology and CTO. Previous to that, Dr. Brammer was Vice President and Chief Technology Officer at TASC, Inc., a privately held company (formerly a subsidiary of Northrop Grumman) that provides advanced systems engineering, integration and decision-support services to agencies of the federal government. Dr. Brammer received a Ph.D in Mathematics from the University of Maryland College Park and a B.S. in Mathematics from the University of Michigan. It is anticipated that Dr. Brammer may become a member of the Audit and/or the Compensation Committees of the Board of Directors. As an outside director, Dr. Brammer will be eligible to be granted stock options pursuant to Versant's 2005 Directors' Stock Option Plan, and will receive the same compensation as other non-employee Versant directors for their services as directors, which currently consists of cash compensation at the rate of $25,000 per year and reimbursement of reasonable expenses associated with Board activity. It is also expected that Dr. Brammer will enter into the standard Versant director indemnification agreement with the Company, which provides for indemnification of the director against certain liabilities that may arise by reason of his or her status or service as a director, subject to the terms and conditions of the agreement.

Item 7.01 Regulation FD Disclosure
On December 1, 2011, Versant Corporation issued a press release announcing a strategic 2012 product roadmap and long-term product development plans. A copy of that press release is attached to this Report as Exhibit 99.02 hereto.

The information contained in Item 7.01 of this Report and in the press release attached as Exhibit 99.02 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except to the extent that it is expressly stated to be incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.01 - Press Release issued on December 1, 2011 regarding preliminary financial results for the fourth fiscal quarter and fiscal year ended October 31, 2011.
Exhibit 99.02 - Press release issued on December 1, 2011 regarding long term product development plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: December 1, 2011
By:     /s/ Jerry Wong
Jerry Wong, Chief Financial Officer